UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 28, 2006


                               VERINT SYSTEMS INC.
               (Exact name of registrant as specified in charter)


          DELAWARE                      0-49790                  11-3200514
(State or Other Jurisdiction       (Commission File             (IRS Employer
      of Incorporation)                 Number)              Identification No.)


                330 SOUTH SERVICE ROAD, MELVILLE, NEW YORK 11747
               (Address of Principal Executive Offices) (Zip Code)


                                 (631) 962-9600
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Office of the Chief Scientist of the Israeli Ministry of Industry and Trade

         Since Verint Systems Inc. (including its subsidiaries, the "Company" or "Verint")'s inception, it has participated in a royalty-bearing program sponsored by the Office of the Chief Scientist (the "OCS") of the Israeli Ministry of Industry and Trade for the support of research and development ("R&D"). Under the program, the Company has received grants from the OCS for R&D and is obligated to repay those grants plus interest over time in the form of royalty payments based on the sales of products successfully developed by the Company under this program. The Company has received approximately $60 million in cumulative grants from the OCS and has recorded $33 million in cumulative royalties and interest to the OCS.

         Historically, the amount the Company has received in reimbursement for R&D from the OCS has exceeded the amount of royalties the Company has paid to the OCS in a given fiscal year. However, in recent years, the Company's sales of products subject to royalties grew and the Government of Israel has increased the rate of royalty due. Further, the Government of Israel has reduced the grants available under these programs to the Company in recent years. Consequently, the Company has been recording more in royalties to the OCS than the Company receives in reimbursement from the OCS for R&D expenses.

         Under the OCS program, once a participating company achieves certain thresholds, it may request to exit the program by paying a lump sum at a level discounted relative to the amount actually due to the OCS under this program that would have otherwise been repaid over time through royalties. In that regard, on July 31, 2006, the Company finalized an arrangement with the OCS pursuant to which the OCS agreed to accept from the Company approximately $36 million (the "OCS Payment") to settle its obligations to the OCS under this program and the Company substantially completed payment of all amounts due to the OCS on that date, and has fully completed payment as of this date.

         Prior to this arrangement the Company has made cumulative payments of $21 million and, with the OCS Payment, total payments by the Company to the OCS since the beginning of the program equal approximately $57 million. If the Company had not exited the program, the Company believes that the aggregate potential obligation to the OCS throughout the Company's participation in this program would have been approximately $66 million, which is the amount that the Company received from the OCS plus accumulated interest. This arrangement results in the Company taking a pre-tax charge in its second quarter results of approximately $24 million.

         The Company believes that if it had continued in the program and had received grants similar to recent levels, the Company would have recorded more royalties than grants received in its 2006 fiscal year ("Fiscal 2006 OCS Net Effect"). The Company believes that the lost interest income from the cash used for the OCS Payment will be less than the Fiscal 2006 OCS Net Effect.


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Independent Director Compensation

On July 28, 2006, the Board of Directors of the Company approved certain changes to the compensation of independent directors. The changes affecting cash compensation of independent directors are effective as of August 1, 2006. The changes affecting equity-based compensation of independent directors shall become effective as described below.

The principal changes were as follows:

      o Annual Cash Retainer. The annual cash retainer for each independent director was increased from $15,000 to $30,000, payable in arrears at the end of each fiscal quarter.

      o Board Meeting Fees. The fee paid to each independent director for attendance at board meetings was raised from $1,000 per meeting to $1,500 per meeting.

      o Committee Meeting Fees. The fee paid to each independent director for attendance at board committee meetings was raised from $500 per meeting to $750 per meeting.

      o Restricted Stock Grants. In lieu of granting stock options to independent directors, the Company will grant 5,000 shares of restricted stock of the Company to each independent director on the anniversary of each such director's service on the Board, which will vest in equal quarterly increments of 1,250 shares during the year after the grant. However, the Company is currently not granting any equity awards to directors, officers or employees and, therefore, such shares of restricted stock, when granted, shall be treated for vesting purposes as if granted on the anniversary of such directors service on the Board. Accordingly, the grant date for vesting purposes of the shares of restricted stock to be granted to each of Messrs. Victor A. DeMarines, Kenneth A. Minihan and Howard Safir will be May 16, 2006 and, with respect to the shares of restricted stock to be granted to Mr. Myers, August 12, 2006.


Certain statements in this Report concerning Verint's future revenues, earnings per share, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: potential impact on Verint's financial results as a result of Comverse Technology, Inc.'s creation of a special committee of the Board of Directors of Comverse to review matters relating to grants of Comverse stock options, including but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all of its proper corporate procedures and the results of the Comverse special committee's review; the effect of Verint's failure to timely file all required reports under the Securities Exchange Act of 1934, and the resultant potential delisting of Verint's common stock on Nasdaq; the impact of governmental inquiries arising out of or related to option grants; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Mercom and CM Insight; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint's markets, which creates pricing pressure; integrating the business and personnel


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of MultiVision, including implementation of adequate internal controls; managing our expansion in the Asia Pacific region; risks that Verint's intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with integrating the business and employees of Opus and RP Sicherheissysteme GMBH; risks associated with Verint's ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint's products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint's effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint's infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint's business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint's website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements.

















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            VERINT SYSTEMS INC.

Dated: August 1, 2006                       By: /s/ Igal Nissim
                                                --------------------------------
                                                Name: Igal Nissim
                                                Title: Chief Financial Officer
























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